Exhibit 99.1

Teradyne Reports Revenue and Earnings Growth in First Quarter 2018

•	Q1’18 Revenue of $487 million, up 7% from Q1’17

•	Record Memory Test sales, up 210% from Q1’17

•	Universal Robots sales up 34% from Q1’17, expect 50%+ full year growth

•	Decline in demand outlook for mobile device test equipment in 2018

	Q1’18	Q1’17	Q4’17
Revenue (mil)	$487	$457	$479
GAAP EPS	$0.43	$0.42	($0.54)
Non-GAAP EPS	$0.45	$0.44	$0.46

NORTH READING, Mass. – April 24, 2018 – Teradyne, Inc. (NYSE: TER) reported revenue of $487 million for the first quarter of 2018 of which $373 million was in Semiconductor Test, $49 million in Industrial Automation, $43 million in System Test, and $23 million in Wireless Test. GAAP net profit for the first quarter was $87.0 million or $0.43 per share. On a non-GAAP basis, Teradyne’s net income in the first quarter was $89.4 million, or $0.45 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, non-cash convertible debt interest, discrete income tax adjustments, and included the related tax impact on non-GAAP adjustments.

“Despite the strong first quarter results, the demand outlook for 2018 mobile device test capacity declined sharply in the quarter and our second quarter guidance reflects that revised outlook. Those strong first quarter results included record Nextest memory shipments and the highest Eagle analog test shipments in over two years reflecting healthy demand in the automotive, industrial, and NAND Flash markets,” said CEO and President Mark Jagiela. “Universal Robots’ high growth continued in the quarter driven by broad based demand for UR’s easy to use collaborative robots and the group is on-track for 50%+ full year growth.”

Guidance for the second quarter of 2018 is revenue of $490 million to $520 million, with GAAP net income of $0.39 to $0.46 per diluted share and non-GAAP net income of $0.45 to $0.52 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest, restructuring and other charges and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the first quarter results, along with management’s business outlook, will follow at 8:00 a.m. ET, Wednesday, April 25. Interested investors should access the webcast at investors.teradyne.com/events-presentations at least five minutes before the call begins. Presentation materials will be available starting at 8:00 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, and restructuring and other. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes pension actuarial gains and losses. GAAP requires that these items be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of automation equipment for test and industrial applications. Teradyne Automatic Test Equipment (ATE) is used to test semiconductors, wireless products, data storage and complex electronic systems, which serve consumer, communications, industrial and government customers. Our Industrial Automation products include collaborative robots used by global manufacturing and light industrial customers to improve quality and increase manufacturing efficiency. In 2017, Teradyne had revenue of $2.14 billion and currently employs approximately 4,500 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, use of proceeds and potential dilution from the senior convertible notes offering, potential borrowings under a senior secured credit facility, and the impact of the U.S. tax reform law. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, availability of, or borrowing under, the credit facility, or the impact of the U.S. tax reform law. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time. Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, payment of the senior convertible notes or borrowings under the credit facility to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend, the repurchase of common stock or borrowing under the credit facility is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs imposed in the U.S. or China; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2018

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended
	April 1, 2018	December 31, 2017 (1)	April 2, 2017 (1)
Net revenues	$487,467	$479,415	$456,913
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (2)	217,635	208,485	191,897

Gross profit	269,832	270,930	265,016

Operating expenses:
Selling and administrative	90,505	87,880	84,792
Engineering and development	74,408	72,070	75,978
Acquired intangible assets amortization	7,698	7,384	7,952
Restructuring and other (3)	(313)	8,970	2,511

Operating expenses	172,298	176,304	171,233

Income from operations	97,534	94,626	93,783

Interest and other (4)	(1,714)	3,458	(1,767)

Income before income taxes	95,820	98,084	92,016

Income tax provision (5)	8,846	204,007	6,795

Net income (loss)	$86,974	$(105,923)	$85,221

Net income (loss) per common share:
Basic	$0.45	$(0.54)	$0.43

Diluted	$0.43	$(0.54)	$0.42

Weighted average common shares — basic	195,255	196,010	200,005

Weighted average common shares — diluted (6)	203,484	196,010	201,936

Cash dividend declared per common share	$0.09	$0.07	$0.07

(1) Certain prior period amounts were reclassified to conform with the first quarter 2018 adoption of new accounting guidance for the presentation of pension and post retirement costs.

(2) Cost of revenues includes:
	Quarter Ended
	April 1, 2018	December 31, 2017	April 2, 2017
Provision for excess and obsolete inventory	$3,522	$1,690	$2,726
Sale of previously written down inventory	(2,243)	(1,048)	(1,134)

	$1,279	$642	$1,592

(3) Restructuring and other consists of:
	Quarter Ended
	April 1, 2018	December 31, 2017	April 2, 2017
Employee severance	$3,881	$1,801	$583
Acquisition costs	774	—	—
Contingent consideration fair value adjustment	(4,968)	5,973	634
Impairment of fixed assets	—	1,124	—
Facility related	—	72	1,294

	$(313)	$8,970	$2,511

(4) Interest and other includes:
	Quarter Ended
	April 1, 2018	December 31, 2017	April 2, 2017
Non-cash convertible debt interest expense	$3,206	$3,166	$3,050
Pension actuarial (gains) losses	—	(3,786)	—

	$3,206	$(620)	$3,050

(5) For the quarter ended December 31, 2017, income tax provision includes an expense of $186 million related to the estimated impact of U.S. tax law changes.

(6)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarter ended April 1, 2018, 4.4 million shares have been included in diluted shares. For the quarter ended April 1, 2018, diluted shares also included 1.8 million shares from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	April 1, 2018	December 31, 2017
Assets
Cash and cash equivalents	$637,873	$429,843
Marketable securities	860,526	1,347,979
Accounts receivable, net	413,978	272,783
Inventories, net	131,857	107,525
Prepayments and other current assets	112,191	112,151

Total current assets	2,156,425	2,270,281

Property, plant and equipment, net	281,284	268,447
Marketable securities	89,259	125,926
Deferred tax assets	77,705	84,026
Other assets	12,479	12,275
Retirement plans assets	17,928	17,491
Acquired intangible assets, net	84,413	79,088
Goodwill	275,700	252,011

Total assets	$2,995,193	$3,109,545

Liabilities
Accounts payable	$103,950	$86,393
Accrued employees’ compensation and withholdings	86,292	141,694
Deferred revenue and customer advances	85,892	83,614
Other accrued liabilities	58,387	59,083
Contingent consideration	15,581	24,497
Income taxes payable	34,828	59,055

Total current liabilities	384,930	454,336

Retirement plans liabilities	124,689	119,776
Long-term deferred revenue and customer advances	21,726	30,127
Deferred tax liabilities	6,185	6,720
Long-term other accrued liabilities	16,683	10,273
Long-term contingent consideration	—	20,605
Long-term income taxes payable	160,181	148,075
Long-term debt	369,421	365,987

Total liabilities	1,083,815	1,155,899

Shareholders’ equity	1,911,378	1,953,646

Total liabilities and shareholders’ equity	$2,995,193	$3,109,545

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	April 1, 2018	April 2, 2017
Cash flows from operating activities:
Net income	$86,974	$85,221
Adjustments to reconcile net income to net cash used for operating activities:
Depreciation	16,336	16,143
Amortization	9,204	11,070
Stock-based compensation	9,544	8,945
Provision for excess and obsolete inventory	3,522	2,726
Contingent consideration fair value adjustment	(4,968)	634
Deferred taxes	8,696	(3,477)
Other	1,393	2

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable	(140,747)	(123,792)
Inventories	(21,017)	(62,152)
Prepayments and other assets	(679)	1,104
Accounts payable and accrued expenses	(46,706)	(7,553)
Deferred revenue and customer advances	9,644	(3,333)
Retirement plans contributions	(1,020)	(947)
Income taxes	(12,106)	14,288

Net cash used for operating activities	(81,930)	(61,121)

Cash flows from investing activities:
Purchases of property, plant and equipment	(34,797)	(22,066)
Purchases of available-for-sale marketable securities	(490,324)	(153,317)
Proceeds from sales of available-for-sale marketable securities	800,671	213,593
Proceeds from maturities of available-for-sale marketable securities	212,698	88,184
Acquisition of business, net of cash acquired	(25,356)	—

Net cash provided by investing activities	462,892	126,394

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	10,654	15,084
Repurchase of common stock	(134,276)	(37,730)
Dividend payments	(17,588)	(14,021)
Payment related to net settlement of employee stock compensation awards	(19,629)	(12,289)
Payment of contingent consideration	(13,571)	(1,050)

Net cash used for financing activities	(174,410)	(50,006)

Effects of exchange rate changes on cash and cash equivalents	1,478	1,595

Increase in cash and cash equivalents	208,030	16,862
Cash and cash equivalents at beginning of period	429,843	307,884

Cash and cash equivalents at end of period	$637,873	$324,746

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	April 1, 2018	% of Net Revenues			December 31, 2017 (1)	% of Net Revenues			April 2, 2017 (1)	% of Net Revenues
Net revenues	$487.5				$479.4				$456.9

Gross profit	$269.8	55.3%			$270.9	56.5%			$265.0	58.0%

Income from operations - GAAP	$97.5	20.0%			$94.6	19.7%			$93.8	20.5%
Acquired intangible assets amortization	7.7	1.6%			7.4	1.5%			8.0	1.8%
Restructuring and other (2)	(0.3)	-0.1%			9.0	1.9%			2.5	0.5%

Income from operations - non-GAAP	$104.9	21.5%			$111.0	23.2%			$104.3	22.8%

			Net Income per Common Share				Net (Loss) Income per Common Share				Net Income per Common Share
	April 1, 2018	% of Net Revenues	Basic	Diluted	December 31, 2017	% of Net Revenues	Basic	Diluted	April 2, 2017	% of Net Revenues	Basic	Diluted
Net income (loss) - GAAP	$87.0	17.8%	$0.45	$0.43	$(105.9)	-22.1%	$(0.54)	$(0.54)	$85.2	18.6%	$0.43	$0.42
Acquired intangible assets amortization	7.7	1.6%	0.04	0.04	7.4	1.5%	0.04	0.04	8.0	1.8%	0.04	0.04
Interest and other (3)	3.2	0.7%	0.02	0.02	(0.6)	-0.1%	(0.00)	(0.00)	3.1	0.7%	0.02	0.02
Restructuring and other (2)	(0.3)	-0.1%	—	—	9.0	1.9%	0.05	0.05	2.5	0.5%	0.01	0.01
Exclude discrete tax adjustments (4)	(6.3)	-1.3%	(0.03)	(0.03)	184.4	38.5%	0.94	0.93	(7.0)	-1.5%	(0.04)	(0.03)
Non-GAAP tax adjustments	(1.9)	-0.4%	(0.01)	(0.01)	(2.9)	-0.6%	(0.01)	(0.01)	(3.1)	-0.7%	(0.02)	(0.02)
Convertible share adjustment	—	—	—	0.01	—	—	—	—	—	—	—	—

Net income - non-GAAP	$89.4	18.3%	$0.46	$0.45	$91.4	19.1%	$0.47	$0.46	$88.7	19.4%	$0.44	$0.44

GAAP and non-GAAP weighted average common shares - basic	195.3				196.0				200.0
GAAP weighted average common shares - diluted	203.5				196.0				201.9
Exclude dilutive shares related to convertible note transaction	(6.2)				—				—
Include dilutive shares	—				3.0				—

Non-GAAP weighted average common shares - diluted	197.3				199.0				201.9

(1) Certain prior period amounts were reclassified to conform with the first quarter 2018 adoption of new accounting guidance for the presentation of pension and post retirement costs.

(2) Restructuring and other consists of:
	Quarter Ended
	April 1, 2018				December 31, 2017				April 2, 2017
Employee severance	$3.9				$1.8				$0.6
Acquisition costs	0.8				—				—
Contingent consideration fair value adjustment	(5.0)				6.0				0.6
Impairment of fixed assets	—				1.1				—
Facility related	—				0.1				1.3

	$(0.3)				$9.0				$2.5

(3)   For the quarters ended April 1, 2018, December 31, 2017 and April 2, 2017, adjustment to exclude non-cash convertible debt interest expense. For the quarter ended December 31, 2017, adjustment to exclude actuarial (gains) losses recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4)   For the quarters ended April 1, 2018, December 31, 2017 and April 2, 2017, adjustment to exclude discrete income tax items. For the quarter ended December 31, 2017, adjustment to treat $186 million expense related to the estimated impact of U.S. tax law changes as a discrete item.

GAAP to Non-GAAP Reconciliation of Second Quarter 2018 guidance:

GAAP and non-GAAP second quarter revenue guidance:	$490 million	to	$520 million
GAAP net income per diluted share	$0.39		$0.46
Exclude acquired intangible assets amortization	0.04		0.04
Exclude non-cash convertible debt interest	0.02		0.02
Exclude restructuring and other	0.01		0.01
Tax effect of non-GAAP adjustments	(0.01)		(0.01)
Convertible share adjustment	0.01		0.01

Non-GAAP net income per diluted share	$0.45		$0.52

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com. Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations